NEWS RELEASE

                                                                      AEROFLEX





                                                  FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                                Media Inquiries:
Michael Gorin                                      Andrew Merrill, David Pitts
President and Chief Financial Officer              The Abernathy MacGregor Group
(516) 694-6700                                     (212) 371-5999


                             AEROFLEX INCORPORATED
                            ANNOUNCES ACQUISITION OF
                         RACAL WIRELESS SOLUTIONS GROUP

PLAINVIEW,  NEW YORK,  July 31, 2003 -- Aeroflex  Incorporated  (Nasdaq  Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, announced today that it has acquired the Racal Wireless Solutions Group for cash of $38 million and a deferred payment of up to $16.5 million in either cash or Aeroflex common stock, at Aeroflex's option, depending on the Wireless Solutions Group achieving certain performance goals for the year ending July 31, 2004.

Racal Wireless is a leading developer, manufacturer and integrator ofdigital wireless testing and measurement solutions. Its products address two primary wireless applications - infrastructure testing and mobile handset testing. The Wireless Solutions Group's broad suite of test systems support all product life-cycle stages, including research and development, conformance, production, installation and commissioning, field service and network optimization, as well as nearly all 2G, 2.5G and 3G wireless standards.

"The addition of Racal Wireless testing solutions products and technologies to our current product offerings will enable Aeroflex to provide a full spectrum of wireless testing solutions, from development to production and service," said Michael Gorin, President. "The Racal Instruments name is recognized worldwide as a leading edge provider of wireless testing solutions which has garnered them a top tier customer base. We expect that the proximity of the Racal Wireless U.K. facility to our existing U.K. operations will provide the two operations with the opportunity to share their respective expertise and achieve certain synergies.




    Aeroflex Incorporated - 35 South Service Road - Plainview, NY 11803-4193
            Tel: 516-694-6700 - Fax: 516-694-4823 - www.aeroflex.com

"For calendar 2002, Racal Wireless had sales of approximately $50 million with profitable operations. For the period of our ownership in our fiscal year ended June 30, 2004, we anticipate that Racal Wireless will contribute over $40 million in sales and be accretive to our earnings in the second half of our fiscal year."

A conference call will be held on Monday, August 4, 2003 at 9:00 a.m. (EDT) to discuss the Racal Wireless transaction. The dial-in number for calls made in the United States is 888-396- 2369 and outside the United States is 617-847-8710, Participant Code: 72103085. There will also be a replay of the call starting at approximately 11:00 a.m. (EDT) on Monday, August 4, 2003 and ending at 11:59 p.m. (EDT) on Monday, August 11, 2003. The telephone number for the replay is 888-286-8010 in the United States and 617-801-6888 outside of the United States,
Passcode: 84559343 for both. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year.

About Aeroflex Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's website: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the business of each of MCE Technologies and of the Racal Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.




    Aeroflex Incorporated - 35 South Service Road - Plainview, NY 11803-4193
              Tel: 516-694-6700 - Fax: 516-4823 - www.aeroflex.com